SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Sequa Corporation

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SEQUA CORPORATION

200 PARK AVENUE
NEW YORK, NEW YORK 10166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 5, 2005

      The annual meeting of stockholders of SEQUA CORPORATION (the “Company”) will be held at 277 Park Avenue, 17th Floor Conference Center, New York, New York, on Thursday, May 5, 2005, at 11 a.m., for the following purposes:

1.	To elect directors (see Item 1);

2.	To consider and act upon a proposal to re-approve the Management Incentive Bonus Program for Corporate Executive Officers (see Item 2);

3.	To ratify the appointment of Ernst & Young LLP, as independent auditors of the Company for the 2005 fiscal year (see Item 3); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on March 16, 2005 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company’s address set forth above.

By order of the Board of Directors,

Diane C. Bunt
Secretary

New York, N.Y.

April 1, 2005

IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE. NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD. THANK YOU FOR ACTING PROMPTLY.

TABLE OF CONTENTS

IMPORTANT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
ADMISSION TICKET
ANNUAL MEETING OF STOCKHOLDERS

SEQUA CORPORATION

200 PARK AVENUE
NEW YORK, NEW YORK 10166

ANNUAL MEETING OF STOCKHOLDERS

May 5, 2005

PROXY STATEMENT

PERSONS MAKING THE SOLICITATION

      The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, May 5, 2005, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company’s shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about April 1, 2005.

VOTING SECURITIES AND OWNERSHIP THEREOF

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Only stockholders of record at the close of business on March 16, 2005, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 7,221,536 shares of the Company’s Class A Common Stock, no par value (“Class A Common Stock”); 3,321,780 shares of the Company’s Class B Common Stock, no par value (“Class B Common Stock”); and 412,815 shares of the Company’s $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share (“Preferred Stock”), which constitute the only outstanding voting securities. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and each share of Preferred Stock is convertible at any time into 1.322 shares of Class A Common Stock, subject to certain adjustments. Each share of Class A Common Stock and each share of Preferred Stock have one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting power of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum. Proxies marked (i) as abstentions, or (ii) to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter, and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. Directors shall be elected by a plurality of votes cast (Item 1). Under New York Stock Exchange (“NYSE”) rules, brokers may not vote shares on the proposals to re-approve the Management Incentive Bonus Program for Corporate Executive Officers (Item 2) without specific instructions on the proposals from their customers. Approval of Item 2 must be by a majority of votes cast at the meeting, provided that the total value represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. The affirmative vote of the holders of shares of stock representing a majority of the combined voting power of all eligible classes of stock present or represented at the meeting is required for approval of Item 3, the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2005 fiscal year. Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board of Directors of the Company named herein; in favor of the Management Incentive Bonus Program; and in favor of the ratification of Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year. All proxies will be voted as specified. Votes are counted preliminarily by the Company’s transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

      The following table sets forth information with respect to any person (other than the Company’s directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company’s outstanding voting securities as of March 1, 2005. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

	Number of Shares		Percent of
	of Class A	Percent of	Aggregate
Name and Address	Common Stock	Class	Voting Power

Gabelli Funds, Inc.	1,535,810 (1)	21.27 (1)	3.76 (1)
(and affiliates) One Corporate Center Rye NY 10580-1434
Sequa Corporation Master Trust	544,800 (2)	7.54	1.33
(for participating pension plans) c/o The Bank of New York (as Master Trustee) One Wall Street New York, NY 10286

	Number of Shares		Percent of
	of Class B	Percent of	Aggregate
Name and Address	Common Stock	Class	Voting Power

Gabelli Funds, Inc.	1,097,128 (1)	33.03 (1)	26.86 (1)
(and affiliates)
One Corporate Center
Rye, NY 10580-1434

	Number of Shares		Percent of
	of	Percent of	Aggregate
Name and Address	Preferred Stock	Class	Voting Power

Gabelli Funds, Inc.	187,850 (1)	45.50 (1)	(3)
(and affiliates) One Corporate Center Rye, NY 10580-1434
Forest Investment Management LLC	52,100 (4)	12.62	(3)
(and affiliates) 53 Forest Avenue Old Greenwich, CT 06870

(1)	Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the “Gabelli Companies”) own beneficially portions of all classes of the Company’s stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies’ holdings of Class A Common Stock, Class B Common Stock (if converted into Class A Common Stock) and Preferred Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,881,275 shares of Class A Common Stock, or 33.63 percent of that class. This would represent 9.28 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies’ stock) in all classes. If no conversions were done, the total current holdings of all three classes of stock by the Gabelli Companies gives them 31.08 percent of the aggregate voting power of all Company stock. Of the Preferred Stock, the Gabelli Companies have no voting power with respect to 2,400 shares. The Gabelli Convertible and Income Securities Funds Inc. has no dispositive power and sole voting power with respect to 35,000 shares of Preferred Stock. In connection with their shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 222,500 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (Class A Common Stock — April 25, 2001; Class B Common Stock — February 26, 2002; Preferred Stock — December 14, 2004 and February 14, 2005).

(2)	All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the “Trust”) are voted by the Trust’s Investment Committee, composed of certain officers of the Company. The Investment Committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

(3)	Less than 1%.

(4)	Forest Investment Management LLC, Forest Partners II, L.P., Michael A. Boyd, Inc. and Michael A. Boyd (together, “Forest”) have shared dispositive power over 52,100 shares of Preferred Stock and shared voting power over 24,600 shares of Preferred Stock. Forest disclaims beneficial ownership of such securities.

Security Ownership by Management

      The following table provides information as to the Company’s voting securities beneficially owned as of March 1, 2005, by the Company’s directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company’s executive officers or directors is the beneficial owner of any Preferred Stock. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

					Number of			Percent of
					Shares of	Percent		Aggregate
	Number of Shares of Class A		Percent of		Class B	of		Voting
Name	Common Stock		Class		Common Stock	Class		Power

Norman E. Alexander	2,111,855	(a)(b)(c)(d)	29.20		2,008,774 (e)	60.47		54.33
Edward E. Barr	1,726		(f	)	None	—		(f	)
Gerard M. Dombek	12		(f	)	None	—		(f	)
Alvin Dworman	7,526		(f	)	None	—		(f	)
Robert F. Ellis	0		(f	)	None	—		(f	)
David S. Gottesman	11,037		(f	)	None	—		(f	)
Richard S. LeFrak	7,849		(f	)	500	(f	)	(f	)
John J. Quicke	35,850	(d)	(f	)	None	—		(f	)
R. Scott Schafler	368		(f	)	None	—		(f	)
Michael I. Sovern	1,368		(f	)	None	—		(f	)
Fred R. Sullivan	7,710	(g)	(f	)	648 (g)	(f	)	(f	)
Gerald Tsai, Jr.	868		(f	)	None	—		(f	)
Robert Weinberg	0		(f	)	None	(f	)	(f	)
Martin Weinstein	32,891	(a)(d)	(f	)	None	—		(f	)
All executive officers and directors as a group (17 persons)	2,228,912	(a)(b)(c)(d)	30.67		2,009,922 (d)	60.51		54.65

(a)	Includes certain shares held for the benefit of the named executive officer in the Company’s 401(k) Plan.

(b)	Includes 110,415 shares of Class A Common Stock owned by the Norman E. Alexander Family Foundation, as to which Mr. Alexander disclaims beneficial ownership.

(c)	Does not include shares held by the Sequa Corporation Master Trust (see “Security Ownership by Certain Beneficial Owners,” above), of which Mr. Alexander and another executive officer are members of the Investment Committee.

(d)	Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Dr. Weinstein — 8,334; Mr. Quicke — 16,666; Mr. Dombek — 3,334; Mr. Ellis — 3,334; and by all executive officers as a group — 44,835.

(e)	Includes 347,438 shares of Class B Common Stock held in a grantor retained annuity trust, the trustees of which are Mr. Alexander’s adult children.

(f)	Less than 1%.

(g)	Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is required to report to the Securities and Exchange Commission

(the “SEC”) by a specified date his or her beneficial ownership of, or transactions in, the Company’s securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 2004.

Item 1.

ELECTION OF DIRECTORS

Directors

      At the meeting, 9 directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In the event that any of the nominees for director should become unavailable for any reason, an event not now anticipated, it is intended that the shares represented by proxies will be voted for such nominees as may be nominated by the Board of Directors, unless the number of directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a director. Each of the nominees, except for Mr. Robert Weinberg, has previously been elected by the stockholders. Mr. Weinberg’s candidacy to the Board of Directors was recommended to the Nominating Committee for consideration by the Executive Chairman of the Board. Mr. David S. Gottesman and Mr. R. Scott Schafler have decided not to stand for re-election. Mr. John J. Quicke resigned from all positions he held at the Company effective March 5, 2005.

Name and Age	Present Occupation and Other Information

Norman E. Alexander Age 90	Executive Chairman as of January 27, 2005. Served as Chairman of the Board and Chief Executive Officer of the Company from 1975 to 2005; as President and Chief Executive Officer from 1957 to 1975; and as President from 1982 to 1983. Has been a director of the Company since 1957 and is a member of the Executive Committee. May be deemed to be a control person of the Company (see “Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management — Security Ownership by Management”).

Edward E. Barr Age 68	Chairman of the Board of United Water Resources Inc.; retired (January 2003) Chairman of Sun Chemical Group B.V., the holding company of Sun Chemical Corporation. President of Sun Chemical Corporation from 1975 to 1982 and from 1987 to 1998. Chief Executive Officer and Partner of Courtaulds plc from 1982 to 1987. Trustee of Northwestern Mutual Life Insurance Company; Director of Kodak Polychrome Graphics; Director of Noosh, Inc., an Internet-based strategic sourcing company; Director of Smith Investment Company, a diversified company which, through its wholly owned subsidiaries, is involved in multicolor printing and related services and commercial warehousing, truck-

ing and packaging, from 2003 to present. From 1985 to 1987, chaired the New Jersey Commission on Science and Technology; from 1976 to 1985, was a member of the New Jersey Board of Higher Education and served as its chairman from 1978 to 1981. Has been a director of the Company since 2003 and is a member of the Compensation Committee.

Alvin Dworman Age 79	Chairman, The ADCO Group (a financial services, merchant banking and real estate company) since 1981. Has been a director of the Company since 1987 and is a member of the Audit Committee and the Executive Committee.

Richard S. LeFrak Age 59	President, Lefrak Organization, Inc. (a diversified, privately held company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Also is a director of Smith & Wollensky Restaurant Group Inc. (developer of high-end, high volume restaurants). Has been a director of the Company since 1986 and is a member of the Nominating Committee.

Michael I. Sovern Age 73	Chancellor Kent Professor of Law and President Emeritus of Columbia University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Chairman of Sotheby’s Holdings, Inc. since 2000. Also is a director of the American Academy in Rome, the Asian Cultural Council, the Atlantic Philanthropies, Comcast Corporation, The Freedom Forum Newseum, the Japan Society, the Shubert Organization and WNET/ Thirteen. Served as Advisor to the Board of Directors of the Company from 1990 to May 1996. Was a director of the Company from May 1996 to November 2000 and has been a director from December 2001 to present, and is a member of the Nominating Committee.

Fred R. Sullivan Age 90	Manager, FRS Capital Company, LLC. Served as Chairman of the Board and Chief Executive Officer, Richton International Corporation (a diversified service company) from 1989 to 2001. From 1987 to 1991, served as Chairman of the Board and President, Interim Systems Corporation (a temporary personnel and health care service company). From 1971 to 1988, served as Chairman of the Board and President, Kidde, Inc. (a multi-market manufacturing and service company). Has been a director of the Company since 1962 and is a member of the Audit Committee.

Gerald Tsai, Jr. Age 76	Private investor. From 1993 to 1997, served as Chairman, President and Chief Executive Officer, Delta Life Corporation; private investor from 1991 to 1993; Chairman of the Executive Committee of the Board of Directors, Primerica Corporation from 1988 to 1991; from 1987 to 1988, was Chairman and Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Also is a director of Triarc Companies, Inc., United Rentals, Inc. (an equipment rentals company), Zenith National Insurance Corp. (an insurance company) and Apollo Investment Corporation (a closed-end, non-diversified management investment company). Also is a trustee of NYU Hospitals Center and New York University School of Medicine Foundation; and an honorary trustee of Boston University. Has been a director of the Company since 1976 and is Chairman of the Audit Committee.

Robert Weinberg Age 76	President, Robert Martin Company, LLC (a diversified real estate management and development firm). Also is a director of Mack-Cali Realty Corporation (a New York real estate investment trust) and the City and Suburban Federal Savings Bank. Elected a director of the Company in March 2005.

Martin Weinstein Age 69	Vice Chairman and Chief Executive Officer of the Company effective January 2005. Served as Vice Chairman and Executive Officer of the Company from March 2004 to January 2005; served as Executive Vice President, Chromalloy Gas Turbine Operations of the Company from 1999 to 2004; from 1988 to 1999, served as Senior Vice President, Gas Turbine Operations of the Company; from 1987 to 1988, served as Vice President, Gas Turbine Operations of the Company. Chairman and Chief Executive Officer of Chromalloy Gas Turbine Corporation, a wholly-owned subsidiary of the Company, since 1988. Held various positions in Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1968 to 1987. Has been a director of the Company since 1999 and is a member of the Executive Committee.

      During 2004 the Company’s Board of Directors held nine regularly scheduled meetings. All of the directors then in office (except for Mr. Leon Black, who left the Board in May 2004) attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they are members.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

Committees of the Board of Directors

      The Company’s standing committees are Executive, Audit, Compensation and Nominating.

Executive Committee

      The Executive Committee currently has three members — Messrs. Alexander, Dworman (Chairman) and Dr. Weinstein. The Executive Committee acts in place of the full Board of Directors between meetings, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee met five times during 2004 and acted once by unanimous written consent.

Audit Committee

      The Audit Committee currently has three members — Messrs. Tsai (Chairman), Dworman and Sullivan, each of whom meets the standards of independence set forth in the New York Stock Exchange listing standards and applicable federal securities laws. The Audit Committee’s duties and responsibilities are fully described in the Audit Committee Charter, which can be found on the Company’s website at http://www.sequa.com. The Audit Committee met six times during 2004.

Compensation Committee

      The Compensation Committee currently has two members — Messrs. Schafler (Chairman) and Barr. The Compensation Committee recommends to the Board of Directors the compensation arrangements for directors and officers. The Compensation Committee held five meetings during 2004.

Nominating Committee

      The Nominating Committee is currently composed of three members — Messrs. Gottesman (Chairman), LeFrak and Sovern. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. See additional information in “Stockholder Proposals and Nominations,” on page 26. The Nominating Committee does not currently have a written charter, but is considering this issue and will make a recommendation to the Board in due course. The Nominating Committee held no meetings during 2004.

General Information on the Board of Directors

      Stockholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management directors or with a specific Board member, by writing to the Board (or the non-management directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Diane C. Bunt, Corporate Secretary, Sequa Corporation, 200 Park Avenue, New York, New York 10166. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The non-management directors are: Messrs. Barr, Dworman, Gottesman, LeFrak, Schafler, Sovern, Sullivan, Tsai and Weinberg. Correspondence addressed to the non-management directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable. From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Any changes in this process will be posted to the Corporate Governance section of the Company’s website.

Controlled Company Exemption

      Under the rules of the NYSE, listed companies, like Sequa, that have a controlling shareholder are not required to comply with certain of the corporate governance rules of the NYSE. Because Mr. Alexander holds more than 50% of the voting power of the Company, Sequa is a controlled company within the meaning of the rules of the NYSE. The Company has determined to avail itself of all of the exemptions for controlled companies under the NYSE listing standards.

Independence of Directors; Financial Expert

      The Board has established guidelines to assist it in making a determination of the independence of directors. The Corporate Governance Guidelines of the Company include all elements of the NYSE listing standards with respect to director independence and can be found on the Company’s website at http://www.sequa.com. Based on these guidelines, the Board of Directors, at its meeting held on March 3, 2005 has determined that all directors other than Mr. Alexander and Dr. Weinstein, who are officers of Sequa, are independent.

      Sequa is required to have an audit committee composed solely of independent directors. The Board of Directors is required under the NYSE rules to affirmatively determine the independence of each director on the Audit Committee and to disclose such determination in the proxy statement for each annual meeting of stockholders of the Company. The Board has determined that each member of the Audit Committee is “independent” not only under the NYSE rules but also within the definition contained in a final rule of the Securities and Exchange Commission (“SEC”). Furthermore, the Board of Directors has determined that all of the members of the Audit Committee (Messrs. Tsai, Dworman and Sullivan) are, “audit committee financial experts” within the definition contained in a final rule adopted by the SEC and that Mr. Dworman’s extensive experience as the controlling stockholder of several public entities, as well as his experience as chairman of a financial services, merchant banking and real estate company and controlling stockholder of numerous other private entities qualifies him as an “expert”. The Board has also determined that Mr. Tsai’s simultaneous service on the audit committees of three other public companies does not impair his ability to effectively serve on the Company’s Audit Committee.

Executive Sessions; Attendance

      In compliance with requirements of the NYSE, the non-management directors of the Board met in executive session twice in 2004. The Board has currently scheduled two such meetings for 2005, but will hold additional executive sessions if circumstances deem it advisable or necessary. If any of the non-management directors were to fail to meet the NYSE’s criteria for independence, then the independent directors would meet separately at least once a year in accordance with the rules of the NYSE. There is no designated lead director of the Company; the presiding director at each executive session rotates among the non-management directors in alphabetical order. The Company does not currently have a formal policy regarding director attendance at the Annual Meeting of Stockholders. It is, however, expected that directors will be in attendance, absent compelling circumstances. At the 2004 Annual Meeting of Stockholders, all of the directors then holding office were in attendance.

Compensation of Directors

      Each non-management director of the Company received an annual retainer of $35,000 for 2004 and $1,000 for each board meeting and committee meeting attended. Each non-management director also is awarded an annual grant of restricted Class A Common Stock equivalent in value to $10,000 on the date of the award under the terms of the 2003 Directors’ Stock Award Plan. Each director who is not an employee of the Company may elect to participate in the 1998 Directors’ Stock Compensation Plan, whereby the participating director receives his annual retainer and committee fees in the form of restricted shares of the Company’s Class A Common Stock, in lieu of cash. The non-management member of the Executive Committee receives an additional annual fee of $7,500. The members of the Audit Committee receive an annual fee of $5,000; the Chairman of the Audit Committee receives $7,500 per annum. Each member of the Compensation Committee and the Nominating Committee receives an annual fee of $2,500. The Company also reimburses its non-management directors for travel, lodging and related expenses they may incur in attending board and committee meetings.

Corporate Governance

      The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and the NYSE, and implements other corporate governance practices that it believes are in the best interests of the Company and the stockholders.

      Corporate Governance Guidelines. The Board has approved the Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at http://www.sequa.com, and to any stockholder requesting a copy in the manner set forth below under “Additional Information”. They cover director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, and performance evaluation of the Board.

      Ethics and Code of Business Conduct. The Company has adopted a Code of Business Conduct (the “Code of Conduct”) which is available in its entirety on the Company’s website at http://www.sequa.com and to any stockholder requesting a copy in the manner set forth below under “Additional Information”. All Company employees, officers, and directors, including the Executive Chairman, the Chief Executive Officer and the Senior Vice President, Finance (the chief financial officer), are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will be filed with the SEC in accordance with applicable rules and regulations or will be made available through the Company’s website.

      The Company has confidential hotlines through which employees may report concerns about the Company’s business practices. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding auditing or accounting matters.

Certain Relationships and Related Transactions

      Alex Alexander, brother of Norman E. Alexander (Executive Chairman and a director of the Company), was available during the first quarter of 2004 to perform sales and marketing services for After Six, Inc. (a subsidiary of the Company) for which he was compensated $15,125.61 plus certain employee benefits. This arrangement commenced in 1994 and ended effective April 1, 2004.

      The Sequa Corporation Master Trust for participating pension plans (the “Trust”) is a limited partner in Apollo Investment Funds, L.P., of which Mr. Leon Black, a former director of the Company, is a general partner. The Trust has committed an aggregate of $12.5 million to these funds. The Trust’s capital contributions represent approximately 3.30% of the total assets of the Trust as of December 31, 2004.

      The Trust is a limited partner in Cortec Group Fund II, L.P. of which Mr. R. Scott Schafler, a director of the Company, is a principal. The Trust has committed an aggregate of $2.0 million to this fund. The Trust’s capital contributions to date represent less than 1% of the total assets of the Trust as of December 31, 2004.

Legal Proceedings

      Mr. Schafler is the Managing Member of Cortec Management (II), L.L.C., which is the managing general partner of Cortec Group Fund II, L.P., an investment limited partnership. On February 4, 2002, New Decor Holdings, Inc. and its wholly-owned subsidiary Decor Gravure Corporation, portfolio investments of Cortec Group Fund II, L.P., for which Mr. Schafler served as a director and/or executive officer until October 2001, filed voluntary petitions under Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 1101 et seq.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid for services rendered in all capacities to the Company and its subsidiaries with respect to 2004, 2003 and 2002 to the Executive Chairman, the Chief Executive Officer of the Company, and the next three most highly compensated executive officers.

					Long Term
					Compensation
		Annual Compensation
					Awards
				Other Annual	Securities	All Other
				Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	($)(2)	Options/SARs(#)	($)(3)

Norman E. Alexander	2004	$1,555,412	$1,538,745	—	—	$5,621
Executive Chairman	2003	1,499,984	588,600	—	—	5,000
	2002	1,442,255	1,183,532	—	—	—
Martin Weinstein	2004	652,020	474,296	—	—	6,214
Vice Chairman and	2003	628,714	76,100	—	—	6,000
Chief Executive Officer(4)	2002	618,789	340,433	—	—	—
John J. Quicke	2004	688,032	628,290	—	—	8,927
Vice Chairman and	2003	663,518	485,000	—	—	7,318
Executive Officer(5)	2002	636,583	479,890	—	—	1,370
Robert F. Ellis	2004	322,513	280,721	—	—	92,658
Senior Vice President,	2003	277,100	279,240	—	—	82,658
Specialty Chemicals(6)	2002	240,480	237,197	—	—	71,735
Gerard M. Dombek	2004	315,577	282,555	—	—	6,794
Senior Vice President,	2003	284,231	241,900	—	—	6,641
Metal Coating(7)	2002	270,577	203,963	—	—	4,092

(1)	Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned (i.e., bonuses earned with respect to 2004 are paid in the first quarter of 2005; these bonuses are reported in the Summary Compensation Table, above, on the 2004 Bonus line).

(2)	The Company provides perquisites to certain of its executive officers consisting of a Company-leased car, country club membership dues and fees, an executive medical health plan, and reimbursement of spouse’s travel expenses. The total value of such perquisites did not exceed $50,000 or 10% of the total of annual salary and bonus for any of the named executive officers.

(3)	These amounts consist of a matching contribution by the Company under the respective 401(k) Plan in which each executive officer participates (for 2004, Mr. Alexander — $5,621; Dr. Weinstein — $5,649; Mr. Quicke — $5,851; and Mr. Dombek — $6,109; for 2003, Dr. Weinstein, and Messrs Quicke and Dombek — $6,000, Mr. Alexander — $5,000). In 2002, as part of a cost containment program, the matching contribution by the Company to the Sequa 401(k) Plan was suspended for part of the year. Also included are the following amounts paid by the Company for executive term life insurance: (i) Dr. Weinstein — $565, $0 and $0 in 2004, 2003 and 2002, respectively; (ii) Mr. Quicke — $1,262, $1,318, and $1,370, in 2004, 2003, and 2002, respectively; and (iii) Mr. Dombek — $685, $641 and $611 in 2004, 2003 and 2002, respectively. The amounts listed for Mr. Ellis consist of employer pension contributions, which in the U.K. are taxable benefits to the employee in the year the contribution is made. Also included for Mr. Quicke in 2004 is a service award in the amount of $1,814.

(4)	Dr. Weinstein was promoted to the position of Vice Chairman and Chief Executive Officer on January 27, 2005.

(5)	Mr. Quicke separated from service with the Company on March 5, 2005.

(6)	Mr. Ellis was named an executive officer on February 27, 2003. Mr. Ellis’ compensation is payable in £s. For the purpose of presentation in this proxy statement, Mr. Ellis’ bonuses were converted as follows: 2004 bonus of £s 150,120 was converted to US dollars at an exchange rate of 1.8833; 2003 bonus of £153,000 was converted to US dollars at an exchange rate of 1.8251; and 2002 bonus of £144,000 was converted to US dollars at an exchange rate of 1.6472. All other compensation data for Mr. Ellis is presented using average exchange rates of £s to US$ for the applicable calendar year.

(7)	Mr. Dombek was named an executive officer on February 27, 2003.

Options/ SAR Grants in Last Fiscal Year

      There were no stock options or SARs granted to any of the named executive officers during 2004.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      The following table shows the number of shares of Class A Common Stock represented by outstanding unexercised stock options held by each of the named executive officers as of December 31, 2004. There are no SARs.

			Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options at Fiscal	the-Money Options at
	Acquired on	Value	Year-end(#)	Fiscal Year-end($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Norman E. Alexander	0	0	11,667/23,333	$496,513/985,479
Martin Weinstein	7,500	$160,500	15,834/16,666	$625,028/694,972
John J. Quicke	2,500	$41,175	10,834/16,666	$440,027/694,972
Gerard M. Dombek	0	0	3,334/6,666	$139,028/277,972
Robert F. Ellis	3,500	$10,080	3,334/6,666	$139,028/277,972

Pension Plans

      The following tables show the estimated annual pension benefits payable to each covered participant at normal retirement age, or current age if older, under the Company’s qualified defined benefit pension plans, taking into account any applicable non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries. There are separate pension plans within the Company for various subsidiaries.

Pension Plan Table–A

	Years of Service
Plan
Compensation	20	25	30	35	40	45	50

$2,000,000	659,171	823,963	988,756	1,153,549	1,318,341	1,483,134	1,647,927
2,200,000	725,837	907,297	1,088,756	1,270,215	1,451,675	1,633,134	1,814,593
2,400,000	792,504	990,630	1,188,756	1,386,882	1,585,008	1,783,134	1,981,260
2,600,000	859,171	1,073,963	1,288,756	1,503,549	1,718,341	1,933,134	2,147,927
2,800,000	925,837	1,157,297	1,388,756	1,620,215	1,851,675	2,083,134	2,314,593
3,000,000	992,504	1,240,630	1,488,756	1,736,882	1,985,008	2,233,134	2,481,260

      Table A applies to Mr. Alexander.

      Mr. Alexander is required to receive $243,779 annually from the qualified defined benefit plan portion of the aggregate benefit shown in Table A.

Pension Plan Table–B

	Years of Service
Plan
Compensation	5	10	15	20	25	30	35	40	45

$ 100,000	$6,039	$12,078	$18,117	$24,156	$30,196	$36,235	$42,274	$46,774	$51,274
200,000	13,539	27,078	40,617	54,156	67,696	81,235	94,774	103,774	112,774
400,000	28,539	57,078	85,617	114,156	142,696	171,235	199,774	217,774	235,774
600,000	43,539	87,078	130,617	174,156	217,696	261,235	304,774	331,774	358,774
800,000	58,539	117,078	175,617	234,156	292,696	351,235	409,774	445,774	481,774
1,000,000	73,539	147,078	220,617	294,156	367,696	441,235	514,774	559,774	604,774

      Table B applies to Messrs. Dombek, Quicke, and Dr. Weinstein.

      Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Mr. Alexander his benefits are based on his highest average annual compensation in any five consecutive years of employment with the Company (1997-2001). With respect to Messrs. Dombek, Quicke, and Dr. Weinstein, their respective benefits are based on their respective average compensation for all years after 1994. Effective January 1, 2005, the plan was amended to include eligible compensation from January 1, 1995, or date of hire if later. Benefits shown are computed as a straight life annuity beginning at normal retirement age (65) or current age if older. Some benefit formulas include an offset for a portion of estimated Social Security benefits. In connection with his resignation from the Company effective March 4, 2005, Mr. Quicke was credited with additional years of credited service through February 28, 2007 under the non-qualified supplemental pension plan (making a total of 26.3333 years) and in addition will be entitled to an unreduced pension at age 62 years and 7 months. As of his resignation date, his plan compensation was $923,603.

      The credited years of service and plan compensation for the named executive officers are:

	Estimated
	Credited Years	Plan
	of Service	Compensation

Alexander	48	$2,338,446
Weinstein	35	784,445
Quicke	26.333	923,603 *
Dombek	40	377,791
Ellis	31	£305,529

*	See above paragraph for explanation of Mr. Quicke’s plan compensation.

Pension Plan Table–C

	Years of Service

Plan Compensation	25	30

£305,529	£159,545	£191,454
344,915	180,112	216,135
432,123	225,651	270,782

      Mr. Ellis participates in the Warwick International Group Pension Scheme. This scheme (plan) provides for a pension equal to 2/3rds of Final Pensionable Salary at Normal Retirement Age, which is age 60. Final Pensionable Salary is calculated as the average of the 3 highest consecutive Pensionable Salaries (defined as the gross taxable earnings declared on April 5th of each year, excluding benefits that are paid in kind, such as company cars and other non cash benefits), declared and ending not more than 10 years prior to retirement or termination. The benefits shown above are computed on a straight life annuity basis beginning at normal retirement age (60).

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

      The Company has entered into employment agreements with Dr. Weinstein, Mr. Dombek and Mr. Ellis (the “Employment Agreements”). Supplementary retirement agreements with the named executive officers are accounted for in the foregoing section “Pension Plans”. There are no change-in-control arrangements between the Company and any of the named executive officers.

      The Employment Agreement for Dr. Weinstein terminates on February 28, 2007, unless the term is extended by the parties prior thereto. The Employment Agreement for Mr. Dombek terminates on February 28, 2006, unless the term is extended by the parties prior thereto. Each Employment Agreement provides (1) for a respective base salary amount, (2) that the base salary may be increased (but not decreased) by the Board of Directors of the Company in its sole discretion, (3) that the employee is eligible for an annual incentive bonus in accordance with the then-current provisions of the applicable management incentive bonus program (for any year that the Company determines it appropriate to pay incentive bonuses to corporate officers generally), and (4) for participation in various company benefit programs. In the event of the death of the employee during the term of the Employment Agreement, his employment will be deemed to have terminated on the date of death without notice to his estate. If the employee is absent from employment or substantially unable to perform his duties for more than 90 days during any twelve-month period, then the Company may terminate the Employment Agreement upon a minimum of ten days’ prior written notice to the employee. The Employment Agreements give the Company the right to terminate employment at any time for “Due Cause,” as defined therein. Concurrently with the execution of the Employment Agreement, Dr. Weinstein also executed a trade secret agreement that is made part of the respective Employment Agreement and provides for confidentiality of certain information and trade secrets and contain certain non-competition provisions. Mr. Dombek has also executed a trade secret agreement that is made part of his respective Employment Agreement and provides for confidentiality of certain information and trade secrets and contains certain non-competition provisions.

      Mr. Ellis entered into a Service Agreement with Warwick International Group Limited, a wholly-owned subsidiary of the Company (“Warwick”), that can be terminated by not less than 24 months written notice given by Warwick to Mr. Ellis and by 12 months written notice given by Mr. Ellis to Warwick. In the event there is a change of control of Warwick (as control is defined in the U.K. Companies Act of 1985), then Mr. Ellis would be entitled to receive 36 months written notice of any termination from the Company. In the event Warwick terminates the Agreement other than for “gross misconduct”, then Mr. Ellis is not obligated to work out his notice and is entitled to liquidated damages pursuant to a formula set forth in the Agreement. The Service Agreement provides for (1) a base salary that is subject to review annually, (2) participation in various company benefit programs, and (3) participation in the company bonus scheme, as may be in effect from time to time. The Service Agreement contains a two-year post termination confidentiality provision and certain non-competition and non-solicitation provisions.

      On March 4, 2005, the Company entered into a separation agreement (the “Agreement”) with John J. Quicke, Vice Chairman and Executive Officer and a director of the Company. The Agreement provides for the payment to Mr. Quicke as follows: the bonus earned by him with respect to performance in 2004 in the amount of $628,290; a lump sum of $1,000,000; an availability fee of $250,000 for his assistance during the next nine months in connection with the sale of any of the business units for which he had direct responsibility prior to his departure; an amount of $225,000 in lieu of any bonuses for 2005 and 2006; continuation of medical and dental insurance for up to a year (an initial six month period, subject to extension under certain circumstances); payment of life insurance premiums for coverage in the amount of up to $1,000,000 through February 28, 2007; a credit of an additional two years of benefit service and vesting service under the Company’s Supplemental Executive Retirement Plan III; a payment of $14,500 (grossed-up for applicable federal, state and local withholding taxes) in lieu of a Company matching contributions to the 401(k) plan for 2006 and 2007; the immediate vesting of all outstanding but unvested stock options; and the transfer of ownership of the Company-leased car currently used by Mr. Quicke, as well as his laptop computer and related equipment. The Agreement contains reciprocal releases and also contains various covenants, including the confidentiality of certain information and trade secrets, the transfer to the Company of all ownership interest to any inventions, discoveries, improvements, writings or compilations, and non-competition, non-solicitation of customers and non-solicitation of employees provisions extending through February 28, 2007. This description is a summary of material provisions of the Agreement; it does not purport to be a complete description of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K dated March 9, 2005. In connection with the entry into the Agreement above, the Employment Agreement dated February 26, 2004 by and between Mr. Quicke and the Company was terminated effective March 4, 2005.

Stock Performance Graph — 5 Year Cumulative Index

      The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company’s Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/ Defense Index, for the period of five years ended December 31, 2004.

      The following Reports of the Compensation Committee and Audit Committee do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates these Reports by reference therein.

Report of the Compensation Committee of the Board on Executive Compensation

Executive Compensation Philosophy:

      The Company’s executive compensation program is based upon objectives that seek to attract and retain key executives critical to the success of the Company, and to reward and motivate executives for performance that maximizes Company success and stakeholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and annual incentive cash bonus plans. The bonus plans are based on the achievement of stated financial goals and other key performance measures. Prior to 2005 there was no formal long-term incentive component in the overall compensation package. From time to time, the Company may award, and has periodically awarded, stock option grants in order to emphasize shareholder returns and focus on long-term goals. During 2004 no stock option grants were awarded to key executives.

      The executive compensation program is developed and implemented by the Company’s Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The Compensation Committee, composed of independent (non-employee) directors, reviews and approves all elements of the program, including certain individual employment agreements, which are submitted to the full Board of Directors for ratification. During 2004, one member of the Committee resigned and was not replaced.

      Base salaries for executive officers of the Company are intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of business segments. Consequently, the Company’s Human Resources Department collects and analyzes competitive salary data from a comprehensive group of national surveys produced by leading human resource/compensation consulting firms, including Towers Perrin, Hewitt Associates, The Conference Board, Mercer Human Resource Consulting, Inc. and WorldatWork, with particular reliance on the findings of Towers Perrin and Hewitt Associates, where data most closely aligns with the actual responsibilities of the Company’s senior management group. The Compensation Committee reviews the analysis as part of its competitive compensation review.

Base Salary Adjustments:

      In 2004, the Compensation Committee’s review of the competitive market resulted in salary increases to the five most highly compensated executive officers as follows: 3.5% to Messrs. Alexander, Quicke, and Dr. Weinstein, 5.9% to Mr. Ellis, and 8.6% to Mr. Dombek, all effective in June, 2004. These increases were granted as a result of the Compensation Committee’s determination that the adjustments were required in order to maintain competitive salary levels and to sustain a high degree of executive motivation. The Compensation Committee’s conclusions were based upon the detailed comparisons presented in the analysis prepared by the Human Resources Department with respect to company size, complexity and industry mix, taking into consideration the performance, experience and tenure of the Company’s executive officers.

Annual Incentive Compensation Program:

      The Company’s annual incentive bonus plans seek to motivate and reward executives by recognizing the impact their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. Three of the five named executive officers are awarded bonuses under the Company’s Management Incentive Bonus Program for Corporate Executive Officers (the “Plan”), and two of the named executive officers are awarded bonuses under separate bonus plans, discussed below. Under the Plan, bonuses are earned under a formula derived from the Company’s budgeted basic earnings per share (“EPS”) from continuing operations for the year before discontinued operations, extraordinary items and the cumulative effect of a change in accounting principle. The targets for minimum, par and maximum bonus consideration are determined each year by the Compensation Committee.

      Stockholders initially approved the Plan in 1994 to comply with Section 162(m) of the Internal Revenue Code, and certain amendments were approved by the stockholders in 1995. In accordance with the requirements of Section 162(m), the Plan was reapproved by the stockholders at the 2000 Annual Meeting of Stockholders. The Plan is being presented to the stockholders at the 2005 Annual Meeting for approval of certain amendments and reapproval in accordance with Section 162(m). Section 162(m) provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to corporate executive officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise total compensation of any such officer to more than $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. During 2004, while the terms of the Plan provided for the payment of bonuses at budgeted EPS levels as follows:

minimum bonus eligibility at 85% of EPS; par bonus eligibility at 100% of EPS; and maximum bonus eligibility at 115% of EPS, the actual targets for 2004 were 85% of EPS for minimum bonus, 100% of EPS for par bonus, and 150% of EPS for maximum bonus.

      For the Executive Chairman (formerly Chairman and Chief Executive Officer), the bonus opportunity was derived entirely from EPS targets. For the Vice Chairmen and Executive Officers, (one of whom is the current Vice Chairman and Chief Executive Officer), in 2004, 33.3% of the total bonus opportunity was based upon EPS targets, and 66.7% was based on the actual operating income and return on net assets (“RONA”), compared to the budgeted targets, for the operations under their respective direction. For 2005, the Plan is being changed to limit the total bonuses paid from the Management Incentive Bonus Program for Corporate Executive Officers (as well as the bonuses paid from the Management Incentive Bonus Program for Non-Executive Officers and Corporate Staff) to 10% of the consolidated pre-tax earnings from continuing operations before deductions for such bonuses, and to raise the maximum bonus eligibility under the Plan to 120% of EPS.

Long-Term Incentive Plan:

      In order to ensure that the components of the Company’s executive compensation program are competitively positioned and targeted to pay for performance, the Compensation Committee directed an independent consulting firm to conduct an analysis of the current programs and prepare a report of its findings. Based on the results of the report, the Compensation Committee concluded that, although the Company was well positioned against the market on cash compensation, the long-term incentive opportunities were significantly less than the market. In an effort to drive performance of senior executives, the introduction of a long-term incentive vehicle based on economic profit, a pre-tax performance measure similar to “economic value added,” that can be more directly impacted by the participants, was enacted. The overall design for 2005 reduced the annual incentive opportunity for certain participants in the various plans and was supplemented with a long-term incentive opportunity based on economic profit. In order to drive retention, a performance period of three years was recommended. Positive economic profit results must be attained on a cumulative basis by the third year of the performance period for any payout to be earned under the new long-term incentive plan.

Incentive Compensation Awards for 2004:

      Based on the Company’s EPS performance in 2004, the Executive Chairman (formerly Chairman and Chief Executive Officer) was awarded a bonus of $1,538,745. Based on the Company’s EPS performance results and the operating income and RONA of the operations under his direction, the Vice Chairman and Executive Officer (group operations) was awarded a bonus of $628,290 for 2004. Based on the Company’s EPS performance, and the operating income and RONA of the gas turbine operations, the Vice Chairman and Chief Executive Officer (formerly the Vice Chairman and Executive Officer (gas turbine operations)) was awarded a bonus of $474,296.

      The Senior Vice President, Metal Coating, (President & General Manager, Precoat Metals Division), is eligible for a bonus award under the Company’s Management Incentive Bonus Program for Operating Divisions, and was awarded a bonus of $282,555 for 2004 based on operating income, RONA, inventory turnover and certain key performance measures of the Precoat Metals Division.

      The Senior Vice President, Specialty Chemicals (Managing Director and Chief Executive Officer, Warwick International Group Limited), is eligible for a bonus award under the Management Incentive Bonus Program for Operating Divisions based on operating income, RONA, inventory turnover and certain key measures of Warwick International Group Limited. He was awarded a bonus of £150,120 in 2004 (which converts to US$282,721 at an exchange rate of 1.8833).

Compensation of the Chief Executive Officer for 2004:

      Mr. Alexander was the Chief Executive Officer of Sequa Corporation during 2004. He received a 3.5% increase in his base pay effective in June 2004. This increase took into consideration a number of factors including survey data reflecting amounts paid to corporate chief executive officers of companies of comparable size in all industries. While economic conditions have improved somewhat, a number of the businesses in which Sequa Corporation operates, particularly the airline industry, remain highly competitive. The increase also reflected the Compensation Committee’s subjective evaluation of Mr. Alexander’s performance as Chief Executive Officer of the Company during this highly competitive time, as well as his many years of experience and knowledge, all of which have a significant influence on the Company’s past and future success and earnings.

      The bonus amount of $1,538,745 awarded to Mr. Alexander was based exclusively on the Company’s EPS performance for 2004. The Compensation Committee establishes the target for this quantitative, financial goal at the beginning of each year, and the award granted was a function of the Company’s performance for the year

      The Compensation Committee is confident that the Company’s senior management is fully equipped to meet whatever challenges are encountered in the course of directing the Company’s operations. The Compensation Committee believes that the total compensation packages provided to the Company’s executives, including the introduction of a long-term incentive component and the use of economic profit, are competitive and appropriate and are designed to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce.

Compensation Committee

Edward E. Barr
Richard S. LeFrak*
R. Scott Schafler, Chairman**

Dated: March 29, 2005

      * Mr. LeFrak, who is currently a member of the Nominating Committee, resigned as a member of the Compensation Committee on May 13, 2004.

      ** On January 27, 2005, Mr. R. Scott Schafler informed the Board of Directors of the Company that he decided not to stand for re-election to the Company’s Board of Directors at the 2005 Annual Meeting of Stockholders.

Report of the Audit Committee

      Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

      The Audit Committee of the Company’s Board of Directors is currently composed of three directors, none of whom are officers or employees of the Company. The Board of Directors has determined that all members of the Audit Committee are (1) financially literate and independent under the rules of the New York Stock Exchange, and (2) “audit committee financial experts”, as defined under the rules and regulations promulgated by the Securities and Exchange Commission. The Board of Directors adopted a written charter for the Audit Committee last year. The complete text of the charter, which reflects standards set forth in new Securities and Exchange Commission regulations and New York Stock Exchange rules as well as the relevant provisions of the Sarbanes-Oxley Act of 2002, is included on the Company’s website at http://www.sequa.com.

      In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to the approval of the Board of Directors, and such selection is subsequently presented to the Company’s stockholders for ratification. For 2005 the Audit Committee has selected Ernst & Young LLP as the independent auditors to audit the financial statements of the Company and its subsidiaries. The selection of Ernst & Young was approved by the Audit Committee on March 28, 2005 and is being presented to the Company’s stockholders for ratification at the 2005 Annual Meeting.

      Prior to the release of quarterly earnings announcements, the Audit Committee reviewed and discussed the interim financial information contained therein with Ernst & Young and with the Company’s chief financial officer and its controller. In overseeing the preparation of the Company’s year-end audited financial statements, the Audit Committee met with both management and the Company’s independent auditors and reviewed and discussed the financial statements prior to their issuance. The Audit Committee also discussed significant accounting issues and the results of the audit with both management and the Company’s independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee received from Ernst & Young written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the outside auditors and the Company that might bear on the auditors’ independence and discussed this information with Ernst & Young. The Audit Committee also discussed with management, with the director of internal audit and with Ernst & Young the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also reviewed with both Ernst & Young and the director of internal audit their audit plans, audit scope and identification of audit risks. Ernst & Young was provided with full access to the Audit Committee to meet privately and was encouraged to discuss any matter it desired with the Audit Committee or the full Board of Directors.

      Under the supervision and with the participation of Sequa’s management, including the Chief Executive Officer and Chief Financial Officer, Sequa conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2004 based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on that evaluation, management concluded that Sequa’s internal control over financial reporting was not effective as of December 31, 2004 because of the effect of two material weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management’s assessment of the effectiveness of Sequa’s internal control over financial reporting as of December 31, 2004 has been audited by Ernst & Young, and their opinion is included in the Company’s Form 10-K. Also, in the opinion of Ernst & Young (similarly included in the Company’s Form 10-K), because of the effect of the material weaknesses on the achievement of the objectives of the control criteria, the Company has not maintained effective control over financial reporting as of December 31, 2004, based on the COSO control criteria.

      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Gerald Tsai, Chairman
Alvin Dworman
Fred R. Sullivan

Item 2.

APPROVAL OF THE MANAGEMENT INCENTIVE BONUS PROGRAM

FOR CORPORATE EXECUTIVE OFFICERS (as amended and restated)

      The Board of Directors has accepted the recommendation of the Compensation Committee to present the Management Incentive Bonus Program for Corporate Executive Officers (the “Plan”) to the stockholders for the approval of the Plan as required by applicable Internal Revenue Code regulations. The eligible corporate executive officers consist of the Executive Chairman, the Vice Chairman and Chief Executive Officer, and such other senior officers of the Company that the Board of Directors may designate from time to time.

      The Plan is being submitted to the stockholders for approval in accordance with the regulations promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code which require that stockholders re-approve certain compensation arrangements every five years and approve any material amendments to such arrangements in order for the Company to be able to continue to deduct certain compensation paid to the named executive officers. The Plan is being amended and revised to reflect certain changes in the senior corporate staff since the last time the Plan was presented to stockholders in 2000; to revise the terms of the bonus payments to be made to the current Chief Executive Officer; and to make the performance goals more restrictive than they were in the past. The regulations impose conditions and limitations on the deductibility of compensation paid to certain executive officers of public companies. Compensation of an executive officer who is required to be listed in the Summary Compensation Table (a “named executive officer”) is not deductible by the Company for tax purposes to the extent that it exceeds $1.0 million, unless specific criteria have been met. To minimize the adverse consequences of the regulations, the Company presented the Plan to the stockholders at the Annual Meeting in 1994 and obtained approval of the Plan. Thereafter, the Company presented certain amendments to the Plan to the stockholders at the Annual Meeting in 1995 (and obtained approval of the amendments) and presented the Plan for re-approval by the stockholders at the Annual Meeting in 2000, which was obtained.

      The Plan provides for a bonus to be paid to certain corporate executive officers based solely on the Company’s achieving or surpassing certain targets related to budgeted earnings per share from continuing operations (“EPS”). The Plan refers to the attainment of EPS as ‘par performance’, which, for purposes of the Plan, is a number agreed to at the beginning of each year by the Compensation Committee of the Board of Directors of the Company, taking into account a host of factors including past performance, industry trends and projected levels of achievement. The actual EPS for the past year is calculated at the beginning of the next fiscal year in reliance upon the audited financial statements of the Company. Prior to any bonus payments under the Plan, the Compensation Committee must certify that the required EPS has been achieved. The maximum amount of compensation that may be paid to any individual under the Plan in any calendar year may not exceed $2 million, and notwithstanding anything to the contrary contained in the Plan, the total bonuses paid under the aggregate of this Plan and the Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff is limited to 10% of the consolidated pre-tax earnings of the Company from continuing operations before deduction for such bonuses. The table set forth below states the maximum percentages of salary payable to each eligible corporate executive officer as a bonus under the Plan. Attainment of individual performance goals is not calculated into the bonus formula for the eligible corporate executive officers.

Plan Benefits

Potential Bonus
		Potential Bonus	Potential Bonus	Payment as a % of
		Payment as a % of	Payment as a % of	Salary at Outstanding
		Salary at Minimum	Salary at Par	Performance by the
		Performance by the	Performance by the	company (150% or
		Company (85% of	Company (100%	More of Budgeted
Name of Individual	Position	Budgeted EPS)	Budgeted EPS)	EPS)

Norman E. Alexander	Executive Chairman	32.5	65.0	97.5
Martin Weinstein	Vice Chairman and Chief Executive Officer	25.0	50.0	85.0

Note:	The percentage of bonus payable increases incrementally as the EPS moves from 85% up to par performance, and likewise, between par and 150%. The potential bonus payment shown at 150% of budgeted EPS is the maximum available regardless of how high the EPS actually goes.

The Plan provides for maximum bonus eligibility to be set at 120% of budgeted EPS; however, for 2005 the Compensation Committee has exercised its discretion under the Plan to make targets more restrictive and has set the maximum bonus eligibility for 2005 at 150% of budgeted EPS.

      The affirmative vote of the holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock present or represented at the meeting is required to approve the Management Incentive Bonus Plan for Corporate Executive Officers.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU

VOTE “FOR” ITEM 2 - APPROVAL OF THE MANAGEMENT INCENTIVE BONUS
PROGRAM FOR CORPORATE EXECUTIVE OFFICERS

EQUITY COMPENSATION PLAN INFORMATION

Number of
	Number of		securities
	securities to be		remaining available
	issued upon		for future issuance
	exercise of	Weighted-average	under equity
	outstanding	exercise price of	compensation
	options, or lapse of	outstanding	plans (excluding
	restrictions on	options or	securities reflected
	restricted stock	restricted stock	in column a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	410,976	$41.72	515,031
Equity compensation plans not approved by security holders	16,715	$—	—

Total	427,691	$41.72	515,031

      Options granted apart from the 1998 Key Employees Stock Option Plan and the 2003 Directors’ Stock Award Plan are and have been limited to one former executive officer who has performed work on a consulting basis. Prior to the 2003 Six Sigma Restricted Stock Plan and the 2003 Directors’ Stock Award Plan, the Company, from time to time, would make grants of restricted stock to its Six Sigma participants and to its non-management directors, if the latter requested such grant in lieu of cash remuneration. The weighted average exercise price of a restricted stock grant is considered to be zero, as the recipient receives the stock contingent on the lapse of restrictions.

Item 3.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent auditors for the 2005 fiscal year. Ernst & Young will audit the Company’s consolidated financial statements for the 2005 fiscal year and perform other services. While stockholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

      The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by Ernst & Young during those periods.

	December 31,	December 31,
	2004	2003

Audit fees(1)	$5,158,000	$2,895,000
Audit-related fees(2)	87,000	94,000
Tax fees(3)	587,000	674,000
All other fees(4)	-0-	1,088,000

Total	$5,832,000	$4,751,000

(1)	Audit fees consist primarily of the annual audit and quarterly reviews of the consolidated financial statements; attestation pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”); statutory audits of subsidiaries required by governmental or regulatory bodies; attestation services required by statute or regulation; comfort letters, consents, assistance with and review of documents filed with the SEC; work performed by tax professionals in connection with the audit and quarterly reviews; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(2)	Audit-related fees consist primarily of the audit of employee benefit plans and subsidiaries, and consultations related to implementation of Section 404.

(3)	Tax fees include professional services provided for the preparation of federal and state tax returns; review of tax returns prepared by the Company; assistance in assembling data to respond to governmental reviews of past tax filings; and tax advice, exclusive of tax services rendered in connection with the audit.

(4)	Other fees consist of $1,061,000 for the re-audit of the 2001 consolidated financial statements originally audited by an accounting firm no longer in existence. The re-audit was deemed required due to the classification of the propulsion business of Atlantic Research Corporation (a subsidiary) as a discontinued operation as a result of the sale of the propulsion business. Fees of $27,000 were expended for attendance at and participation in controllers’ conferences held by the Company.

Policy on Pre-approval of Independent Auditor Services

      The charter of the Audit Committee provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In accordance with such law, the Audit Committee has delegated authority to grant such pre-approvals to the Chairman of the Audit Committee, which approvals are reviewed by the full Audit Committee at its next regular meeting. Typically, however, the Audit Committee reviews all matters to be approved. The procedures for pre-approving all audit and non-audit services provided by the independent auditors include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee. In 2004, all the services described in Audit-Related Fees, Tax Fees, and All Other Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

      The stockholders will be asked to ratify the appointment of Ernst & Young as independent auditors of the Company for the 2005 fiscal year. Ernst & Young was the Company’s independent auditors for the fiscal year ended December 31, 2004. Representatives of the firm are expected to be present at the stockholders’ meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR”

ITEM 3 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

OTHER MATTERS

      The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business requiring the vote of stockholders should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      Proposals by stockholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2006 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than November 30, 2005. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mailed its proxy material for the prior year’s annual meeting of stockholders (which date would be February 14, 2006 for the Company’s 2006 Annual Meeting) of an intent to present such a proposal at the Company’s 2006 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the Proxy Statement.

      Stockholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee should send written notice to Nominating Committee Chairman, Sequa Corporation, 200 Park Avenue, New York, New York 10166, within the time periods set forth in the preceding paragraph in this section titled “Stockholder Proposals and Nominations.” Such notification should set forth all information relating to the proposed nominee as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.

      The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating Committee may reevaluate these qualifications and attributes at any time.

      Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from stockholders; nor does the Nominating Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by stockholders). The Nominating Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating Committee in due course, and, if appropriate, the Nominating Committee will make a recommendation to the Board addressing the nomination process.

ADDITIONAL INFORMATION

Annual Report

      Sequa’s annual report on Form 10-K for the year ended December 31, 2004, including exhibits, is available on the Company’s website under “SEC Filings” at http://www.sequa.com. A complete copy of the Form 10-K, exclusive of most exhibits, is included in the Annual Report to Stockholders, which was mailed together with this proxy statement and which is also available on the website under “Annual Reports” or “SEC Filings”. The Company will furnish any exhibit to the Form 10-K to interested stockholders, if requested in writing and accompanied by payment of reasonable fees relating to furnishing the exhibit. Requests for copies should be addressed to: Corporate Communications, Sequa Corporation, 200 Park Avenue, New York, New York 10166.

April 1, 2005

ADMISSION TICKET

SEQUA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 5, 2005 11:00 a.m.

277 Park Avenue
17th Floor
New York, New York

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 5, 2005.

I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 5, 2005.

Signature

Please print/type full name as it appears on proxy card

Address:

Stock Ownership: Class A	Class B	Preferred

Please check all that apply

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST CLASS PERMIT NO. 2596 NEW YORK, N.Y. POSTAGE WILL BE PAID BY ADDRESSEE SEQUA CORPORATION ATTN: CORPORATE SECRETARY 200 PARK AVENUE NEW YORK, NY 10166-1882

ADMISSION TICKET
SEQUA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 5, 2005 11:00 a.m.
277 Park Avenue on the 17th Floor
New York, New York

If you plan to attend the Annual Meeting, please mark
the notification box on the bottom portion of this card.

You must present this portion of the card in order to be admitted to the Sequa Corporation Annual Meeting on May 5, 2005.

Please note: The number(s) specified above refer(s) to the number of shares. Class A Common Stock and $5.00 Cumulative
Convertible Preferred Stock are each entitled to one vote per share. Class B Common Stock is entitled to ten votes per share.

- PLEASE DETACH HERE  -

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR all nominees listed in Item 1 below and FOR Items 2 and 3.

1. Election of Directors:

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Nominees:	Messrs. (01) Alexander, (02) Barr, (03) Dworman, (04) LeFrak, (05) Sovern, (06) Sullivan, (07) Tsai (08) Weinberg, and (09) Weinstein

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s number in the space provided below.)

Exceptions*

	FOR	AGAINST	ABSTAIN

2. Approve the Management Incentive Bonus Program for Corporate Executive Officers	☐	☐	☐

3. Ratify appointment of Ernst & Young LLP as independent auditors for 2005	☐	☐	☐

I plan to attend the meeting.		☐

Please note change of address.		☐

S C A N L I N E

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date Share Owner sign here	Co-Owner sign here

SEQUA CORPORATION

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of
Sequa Corporation — May 5, 2005

     The undersigned hereby appoints Norman E. Alexander, Howard M. Leitner and John J. Dowling III, or any of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 277 Park Avenue on the 17th Floor, New York, New York 10017 at 11:00 a.m. and any adjournment or postponement thereof all shares of Class A and Class B Common Stock and $5 Cumulative Convertible Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

     This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in Item 1 and FOR Items 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

SEQUA CORPORATION
P.O. BOX 11180
NEW YORK, N.Y. 10203-0180